                                                CONFIDENTIAL TREATMENT REQUESTED
                                                                  Exhibit 10.107






                                    March 16, 1998



International Wireless Communications Holding, Inc.
400 South El Camino Real, Suite 1275
San Mateo, CA  94402
Attn:  Steven Overly, Esq.

     Re: Acquisition of Stock of RMD Venezuela and Venetel Owned Beneficially by IWCH

Gentlemen:

          This binding letter of intent (this "Agreement") embodies the principal terms of the acquisition (the "Acquisition") by [*] a Delaware limited liability company [*], or an affiliate of [*] (collectively, the "Purchaser"), of (a) [*] of the outstanding capital stock of Radio Movil Digital de Venezuela, C.A., a Venezuela corporation ("RMD Venezuela"), (b) an option (the "RMD Venezuela Option") to acquire the remaining [*] of the outstanding capital stock of RMD Venezuela, (c) [*] of the outstanding capital stock of Venezolana De Telecomunicaciones, C.A., a Venezuela corporation ("Venetel" and, together with RMD Venezuela, the "Companies") and (d) an assignment of two options exercisable, respectively, until [*] and [*] (the "Venetel Option" and together with RMD Venezuela Option, the "Options"), to acquire, in the aggregate, the remaining [*] of the outstanding capital stock of Venetel, together with an assignment of any and all rights, and the assumption of any and all obligations, of any Shareholder under any agreement between or among any Shareholder on the one hand and Venetel or any other shareholder of Venetel on the other (collectively, including the Options, the "Shares"). The Shares are held by International Wireless Communications Holdings, Inc. ("IWCH") or by entities controlled by IWCH (IWCH, together with such other entities, the "Shareholders"). The transactions described in this Agreement shall be consummated in one closing, (the "Closing"). At the Closing, Purchaser shall acquire the Shares. The Shares will be transferred to the Purchaser free and clear of all liens and encumbrances; provided, however, that Purchaser may elect within 20 business days from the Effective Date (as hereinafter defined), to, in cooperation with the Shareholders, permit the outstanding loan to RMD Venezuela from OPIC (the "OPIC Loan") to remain outstanding following the Closing, in which case the RMD Venezuela Shares may continue to be encumbered pursuant to such loan.

          The Purchaser and the Shareholders hereby agree that, subject to the conditions stated in this Agreement, the terms of the Acquisition shall be as follows:


----------------------------
* Confidential portion has been omitted and filed separately with the Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED

International Wireless Communications Holdings, Inc.
March 16, 1998
Page 2



          1. SALE OF RMD VENEZUELA AND VENETEL. At the Closing, Purchaser will acquire from the Shareholders shares of capital stock representing [*] of the outstanding capital stock of each of RMD Venezuela and Venetel (the "Initial Shares"), the RMD Venezuela Option and the Venetel Option. The exercise price of the RMD Venezuela Option (the "RMD Venezuela Option Price") shall be [*]. IWCH represents that (a) the exercise price of the Venetel Option is a total of approximately [*] of which [*] was advanced by the Shareholders as of [*] and is not refundable, (b) the remaining [*] (the "Venetel Option Price") is to be paid once the Venezuelan regulatory authorities approve the transfer of the remaining [*] of the outstanding capital stock of Venetel to the Shareholders, and (c) the Venetel Option is assignable by the Shareholders. In addition, at the Closing, the Shareholders shall (i) cause each of the Companies to grant a limited power of attorney, in form and substance customary for transactions of the type contemplated by this Agreement (the "Power of Attorney"), to representatives of the Purchaser to represent the Companies before Conatel and other competent authorities to the extent (x) necessary to obtain all necessary government approvals and make all necessary governmental filings to consummate the Options and (y) permissible pursuant to the terms of the concession agreements between each of the Companies and the Republic of Venezuela and
(ii) cause each of the Companies to enter into a marketing and management services agreement, in form customary for transactions of the type contemplated by this Agreement (each a "Marketing Agreement"), with Purchaser or an affiliate thereof under which Purchaser or such affiliate shall have the exclusive rights to market telecommunications products and services on behalf of the Companies for the duration of the telecommunications licenses granted to the Companies; the use of funds, if any, payable to the Companies by subscribers or by Purchaser or such affiliate pursuant to the Marketing Agreement shall be subject to the prior approval of Purchaser and shall exclusively be used to finance the operations and infrastructure of the Companies.

          2. CONSIDERATION. The Shareholders shall sell the Initial Shares and the Options to the Purchaser for a total price (the "Purchase Price") of [*], which shall be subject to adjustment as set forth herein. The Purchaser Price shall be payable in cash at the Closing, except that the sum of (a) the Venetel Option Price and (b) all outstanding principal and interest under the OPIC Loan that is not repaid by the Companies as of the Closing shall be deducted from the amount payable to the Shareholders on a dollar-for-dollar basis. If, at the time of the earlier of the consummation of the Venetel Option and the expiration of the Venetel Option, the amount actually paid by the Purchaser with respect to the Venetel Option is less than the Venetel Option Price, the Purchaser shall pay to the Shareholders the difference (up to [*] between the Venetel Option Price and the amount actually paid (which amount could be zero if the Venetel Option expires) by the Purchaser to the holders of the remaining [*] of the outstanding capital stock of Venetel upon consummation of the Venetel Option. If the Venetel Option expires unexercised and subsequent to the payment contemplated by the immediately preceding sentence, the Purchaser acquires and pays for additional shares of Venetel, the Shareholders shall reimburse to the Purchaser the amount so paid up to [*].

                                                CONFIDENTIAL TREATMENT REQUESTED

International Wireless Communications Holdings, Inc.
March 16, 1998
Page 3



          The Purchase Price shall be subject to adjustment to the extent the telecommunications frequencies (the "Channels") of the Companies do not, as of the applicable date of determination, constitute "Qualified Channels" as defined in this Agreement. In order for a channel to be considered a Qualified Channel for purposes of this Agreement, Purchaser, in cooperation with IWCH and the Companies, must have been able to obtain confirmation, to the reasonable satisfaction of Purchaser (the "Required Comfort"), that such Channels meet any of the following standards: (i) in order for Channels to be considered "Confirmed Original Channels" held by one of the Companies, such Channels must have been legally and validly assigned to one of the Companies by Conatel and there must be no reasonable evidence nor any notice received from the Venezuelan regulatory authorities that such assignment is no longer in effect or reasonably likely to be revoked; (ii) in order for Channels to be considered "Confirmed Reserved In Use Channels" held by one of the Companies, such Channels must have been previously reserved by Conatel in accordance with its usual and customary practices in favor of one of the Companies, there must be a showing that the requirements to begin use of such reserved Channels were complied with, there must be no reasonable evidence nor any notice received from the Venezuelan regulatory authorities that such reservation is no longer in effect or reasonably likely to be revoked, and there must have been at least an oral communication from Conatel made jointly to representatives of the Companies and the Purchaser confirming that the use of such Channels is valid; and (iii) in order for Channels to be considered "Confirmed Reserved Channels" held by one of the Companies, such Channels must have been reserved by Conatel in accordance with its usual and customary practices in favor of one of the Companies, there must be a showing that the requirements to continue to hold such reserved Channels and to apply to use them in the future have been complied with, there must be no reasonable evidence nor any notice received from the Venezuelan regulatory authorities that such reservation is no longer in effect or reasonably likely to be revoked, and there must have been at least an oral communication from Conatel made jointly to representatives of the Companies and the Purchaser confirming that the reservation of such Channels is valid.

          It is understood and agreed that the Shareholders and the Companies shall be entitled to take such actions as may be legally necessary in order to cause Channels assigned to or reserved for the Companies as of the date hereof to be confirmed by Conatel as Qualified Channels. However, in no event shall a Channel that was neither assigned to, previously reserved for and currently used by, nor reserved for, the Companies as of the date of this Agreement constitute a Qualified Channel for purposes of this Agreement. Purchaser and the Shareholders agree to cooperate with each other, and to use their respective commercially reasonable best efforts, to promptly obtain the Required Comfort both prior to and after the Closing; in connection therewith Purchaser agrees not to discuss the Companies or the Channels with Conatel except following prior consultation with IWCH and, at the request of IWCH, in the presence of an IWCH representative.

                                                CONFIDENTIAL TREATMENT REQUESTED

International Wireless Communications Holdings, Inc.
March 16, 1998
Page 4



          In the event that the aggregate number of (i) Confirmed Original Channels for immediate use in Caracas, (ii) Confirmed Reserved In Use Channels in Caracas and (iii) Confirmed Reserved Channels reserved for use in Caracas (collectively, "Caracas Qualified Channels") is less than [*], then the Purchase Price shall be reduced by the product of (x) the difference between [*] and the actual number of Caracas Qualified Channels times (y) [*] (such product being the "Caracas Shortfall"). In the event that the number of (i) Confirmed Original Channels for immediate use outside Caracas, (ii) Confirmed Reserved In Use Channels outside Caracas and (iii) Confirmed Reserved Channels reserved for use outside Caracas (collectively, "Non-Caracas Qualified Channels") is less than [*] then the Purchase Price shall be reduced by the product of (x) the difference between [*] and the actual number of Non-Caracas Qualified Channels times (y) [*] (such product being the "Non-Caracas Shortfall").

          At the time of the execution of the Purchase Agreement (as defined below), the Purchaser shall place in escrow with an independent escrow agent (which may be any commercial banking institution or trust company with at least $1 billion in assets within the United States (the "Escrow Agent")), pursuant to an escrow agreement, in customary form and in substance consistent with the provisions of this paragraph, an amount (the "Pre-Closing Escrow") equal to the sum of (a) the number of Caracas Qualified Channels for which Purchaser shall have by such date received the Required Comfort times [*] plus (b) the number of Non-Caracas Qualified Channels for which Purchaser shall have by such date received the Required Comfort times [*]. The Pre-Closing Escrow shall be, together with the balance of the Purchase Price payable at the Closing pursuant to this Agreement, paid to IWCH (on behalf of the Shareholders) in cash at the Closing.

          During the 24-month period following the Closing (the "Post-Closing Security Period"), as and when additional Channels constitute Qualified Channels, IWCH (on behalf of the Shareholders) shall be paid by Purchaser or the Escrow Agent promptly, but in any event within five (5) business days of written demand by IWCH, the following: (a) with respect to additional Caracas Qualified Channels, the product of (x) the number of Channels that became Caracas Qualified Channels times (y) [*] and (b) with respect to additional Non-Caracas Qualified Channels, the product of (x) the number of Channels that became Non-Caracas Qualified Channels times (y) [*] (any additional amounts that become payable to IWCH pursuant to this sentence being referred to therein as the "Additional Channel Payments"). If at the Closing in order to fulfill the condition set forth in subsection (i) of the second paragraph of Section 5 of this Agreement, Purchaser is prepared to pay and pays IWCH and amount in excess of the amount that would be required to be paid at such time based on the number of Channels then constituting Qualified Channels, the Purchaser shall be entitled to a credit against Additional Channel Payments and the Shortfall (as hereafter defined), which credit shall be applied to the first payments that would be required to be paid as Additional Channel Payments.

                                                CONFIDENTIAL TREATMENT REQUESTED

International Wireless Communications Holdings, Inc.
March 16, 1998
Page 5



In no event shall the Shareholders be required to refund any amount of such excess otherwise than by way of credit against Additional Channel Payments.

          At the Closing, the amount of the Caracas Shortfall and the Non-Caracas Shortfall (collectively, the "Shortfall") shall be secured for the duration of the Post Closing Security Period pursuant to an escrow agreement which is in customary form and in substance consistent with the provisions of the immediately preceding paragraph, this paragraph and the immediately succeeding paragraph (the "Post Closing Escrow Agreement") by the Purchaser either: (a) placing the amount of the Shortfall in cash in escrow pursuant to the Post-Closing Escrow Agreement (the "Post-Closing Escrow"); (b) depositing with the Escrow Agent publicly-traded securities (which securities may be replaced and substituted by Purchaser from time to time) (the "Stock Pledge") having a minimum aggregate market value at all times during the Post-Closing Security Period equal to at least twice the amount of the balance of the Shortfall as of such time; or (c) delivering to the Escrow Agent an irrevocable standby letter of credit issued in favor of the Escrow Agent by a commercial banking institution reasonably acceptable to IWCH and in form reasonably satisfactory to IWCH (the "L/C") having a minimum outstanding draw amount as of any time during the Post-Closing Security Period equal to at least the amount of the balance of the Shortfall as of such time, and having a term equal to at least twenty-one (21) days subsequent to the end of the Post Closing Security Period or if such term is for a shorter period, providing that the L/C can be drawn against in full at any time during the last five business days of its term if not replaced prior to such period by a form of Security Method (as hereinafter defined) meeting the requirements of this Agreement. Any securities to be included in the Stock Pledge shall be publicly traded U.S. government securities, commercial paper or corporate debt securities rated in each case B2 or higher by Moody's Investor Service and B or higher by Standard and Poor's, or securities listed on any national securities exchange or the NASDAQ National Market; provided, however, such securities issued to Purchaser by any of its affiliates shall be qualified to be pledged under the Stock Pledge only if such securities are either (a) as to stock or corporate debt, registered for sale under the Securities Act of 1933, as amended, or (b) as to stock, freely tradable by a pledgee pursuant to Rule 144 under such Act. The Purchaser shall have the right of elect which of the Post-Closing Escrow, the Stock Pledge and the L/C (collectively, the "Security Methods") to provide to the Escrow Agent and the Purchaser shall have the right, form time to time, to substitute one type of Security Method for another type.

          If the Security Method then in effect during the Post-Closing Security Period is the Post-Closing Escrow or the L/C, the Escrow Agent shall have the obligation to pay any Additional Channel Payments to IWCH (on behalf of the Shareholders) directly from the Post-Closing Escrow or by the Post Closing Escrow Agent making draws against the L/C, respectively, as and when such Additional Channel Payments are payable pursuant to this Agreement. If the Security Method then in effect during the Post-Closing Security Period is the Stock Pledge, and IWCH has provided written notice to the Post Closing Escrow Agent that any

                                                CONFIDENTIAL TREATMENT REQUESTED

International Wireless Communications Holdings, Inc.
March 16, 1998
Page 6



Additional Channel Payments have not been paid to IWCH (on behalf of the Shareholders) by Purchaser after such payments were payable pursuant to this Agreement, the Escrow Agent shall have the obligation to liquidate the Stock Pledge in accordance with the terms of the Post Closing Escrow Agreement, apply the proceeds to any portion of the Shortfall then payable and retain the balance of such proceeds as if they had been deposited by Purchaser into the Post-Closing Escrow. At the end of the Post-Closing Security Period, any amount remaining in the Post-Closing Escrow, any securities remaining under the Stock Pledge or any undrawn portion of the L/C shall be released to Purchaser.

          The Purchase Price assumes that, at the Closing, the Companies shall each have zero cash and Non-Cash Working Capital balances. Accordingly, the Purchase Price shall be adjusted upwards or downwards, respectively, on a dollar for dollar basis by the amount that Non-Cash Working Capital exceeds or is below zero and by the amount of cash balances. "Non-Cash Working Capital" shall mean current assets (excluding cash) less current liabilities, excluding the current portion of long term debt. The Purchase Price shall also be adjusted downward by the amount of long-term debt (including the current portion thereof) of the Companies outstanding as of the Closing. The Non-Cash Working Capital and the amount of long-term debt shall be determined in accordance with U.S. generally accepted accounting principles consistently applied. The payment by Purchaser at the Closing shall be based on a good faith estimate by the parties of the Non-Cash Working Capital and long-term debt outstanding. Purchaser shall conduct, within 90 days after the Closing, a post-closing review as of the date of the Closing upon which the final Purchase Price adjustments with respect to Non-Cash Working Capital and outstanding long-term debt shall be used. Such review shall be subject to review by IWCH for a subsequent 30-day period; any disputes concerning the amount of the Non-Cash Working Capital and the outstanding long-term debt remaining after such 30-day period shall be promptly submitted by the parties to an independent accounting firm of national standing within the United States whose good faith determination of the disputed matters shall be binding upon all parties. The parties agree to make payments to each other as required based on such review within five (5) business days after all disputes are settled and to share equally any fees and disbursements payable to such independent accounting firm.

          The Purchaser shall have a period of ten (10) years from the date of the Closing within which to exercise and consummate the RMD Venezuela Option (such ten-year period or such shorter period ending on the date on which the RMD Venezuela Option shall have been exercised and consummated in full being referred to as the "RMD Venezuela Option Period"). Notwithstanding the immediately preceding sentence, however, neither the RMD Venezuela Option nor the Venetel Option shall be exercisable until, and the RMD Venezuela Option shall be promptly exercised in accordance with its terms following, the receipt of all necessary Venezuelan regulatory approvals required for the consummation of such Options.

                                                CONFIDENTIAL TREATMENT REQUESTED

International Wireless Communications Holdings, Inc.
March 16, 1998
Page 7


          3. DUE DILIGENCE. Purchaser shall use its best efforts to complete all necessary due diligence with respect to the Companies within fifteen business days of the effective date of this Agreement. Purchaser acknowledges that in connection with this Agreement or its due diligence review of the Companies, it has taken, and will take, no actions with Venezuelan regulatory authorities that reasonably could be anticipated to negatively impact the business or operations of the Companies and that no such actions are required for Purchaser to complete its due diligence review; provided, however, that the foregoing shall not restrict the ordinary and customary business and government relations activities of the Purchaser or its affiliates, in each case to the extent unrelated to this Agreement and the purchase of the Shares or exercise of the Options.

          4. ACCESS. From and after the effective date of this Agreement, the Shareholders and the Companies shall (i) provide Purchaser and Purchaser's attorneys, accountants, advisors, representatives, affiliates and prospective lenders with full and complete access to all assets, contracts, books and records and financial statements of the Companies during normal business hours; and (ii) provide Purchaser with such other information as Purchaser may reasonably request. IWCH shall provide Purchaser as soon as practicable but in any event within seven (7) days of the Effective Date with a list, which is, to the best of the Shareholders' belief, true, complete and correct, in all material respect, of all of the Companies' channels setting forth each channel number, licensed service area, loading requirement and compliance therewith, and operational and regulatory status, a copy of all licenses issued to the Companies by Conatel for their channels and a copy of all interconnection agreements. The terms of the Confidentiality Agreement dated January 22, 1998 are incorporated by reference herein and shall survive the termination hereof.

          5. CONDITIONS. Although the parties intend to enter into a definitive purchase agreement for the purchase of the Shares consistent with the provisions of this Agreement (the "Purchase Agreement"), the parties hereto acknowledge and agree that this Agreement is intended to be a legally binding agreement, enforceable in accordance with its terms, and is not intended to be subject to the execution of such additional documentation. Such definitive Purchase Agreement shall be negotiated in good faith and contain reasonable and customary representations, warranties, conditions, indemnification agreements, and covenants. The parties will use their best efforts to cause the definitive agreement to be prepared in final form and executed not later than 30 days after the execution of this Agreement.

          The following are conditions to the respective obligations of the Shareholders and the Purchaser, irrespective of whether a Purchaser Agreement is executed: (i) the Shareholders' obligation to consummate the Closing shall be subject to the condition that the amount which Purchaser is required to pay to IWCH or is otherwise prepared to pay to IWCH in respect of the Purchase Price at the Closing, is at least [*] and (ii) Purchaser's obligation to consummate the

                                                CONFIDENTIAL TREATMENT REQUESTED

International Wireless Communications Holdings, Inc.
March 16, 1998
Page 8



Closing shall be subject to the following conditions: (a) all of the Shares shall be owned by the Shareholders; (b) as of the Closing there shall be a minimum of [*] Caracas Qualified Channels and [*] Non-Caracas Qualified Channels; (c) the Companies with respect to all of such Channels are in compliance in all material respects with all applicable rules and requirements of Conatel; (d) the Shareholders, with respect to the Companies and the Channels, and the Companies have complied in all material respects with or are not in violation of all applicable requirements of Venezuelan and United States law, including the United States Foreign Corrupt Practices Act; (e) all of the representations and warranties made by the Shareholders in the Purchase Agreement shall have been true and correct when made and as of the time of the Closing; and (f) Purchaser shall have had the opportunity to perform such due diligence and verifications as Purchaser shall deem reasonable with regard to the Companies and their channels and licenses and Purchaser shall be reasonably satisfied with the results of such verifications and due diligence.

          The parties shall also use their best efforts to satisfy all conditions to the obligations of the parties to consummate the Closing and to cause the Closing to occur as soon as practicable. In any event the Closing shall occur, regardless of whether the Purchase Agreement is executed, within five business days following the determination by Purchaser that, based on the Required Comfort received by Purchaser and the amount of then-Qualified Channels, the amount of the Purchase Price payable at the Closing shall be a minimum of [*] subject to the satisfaction of the conditions to the obligations of the parties, any of which may be waived.

          6. INTERIM OPERATIONS. From the date hereof through the Closing, the Shareholders will cause the Companies to conduct their business so as to maintain and preserve their respective properties, businesses, subscribers, and other assets, including the goodwill of Venezuelan regulatory authorities. From the Effective Date through the Closing, IWCH will, from time to time, advise and consult with Purchaser concerning significant developments in the operations of the Companies, including but not limited to, capital requirements, management and operating developments and regulatory developments. IWCH and the Purchaser will use their respective reasonable efforts in good faith to agree upon any actions that may be necessary or advisable for the Companies to take in response to any such developments, which actions may include Purchaser providing capital for the Companies on an interim basis upon mutually acceptable terms.

          Commencing upon the Closing, at the request of the Purchaser, the Shareholders shall cooperate with Purchaser and use their respective commercially reasonable best efforts to, and cause the Companies to, obtain all necessary regulatory or other approvals required for the exercise of the Options. From the Closing through the RMD Venezuela Option Closing, IWCH and the Shareholders shall cause RMD Venezuela to not, unless expressly permitted hereunder, unless compliance with this sentence would cause a breach of the concession agreement between RMD Venezuela and the Republic of Venezuela, or with the prior written consent of Purchaser:

                                                CONFIDENTIAL TREATMENT REQUESTED

International Wireless Communications Holdings, Inc.
March 16, 1998
Page 9



amend any provision of their constituent documents; engage in any transaction with any Shareholder or in any transaction other than in the ordinary course of business; make any material or substantive change in their business or capital structure; incur any indebtedness; issue any capital stock or any rights, warrants or options to purchase its capital stock; make any dividend or distribution; or sell, transfer, encumber or pledge any of its assets other than in the ordinary course of business consistent with past practice. From and after the Closing, the Purchaser shall indemnify and hold harmless the Shareholders and their respective directors, officers, partners, agents, employees and controlling persons from and against any and all claims, liabilities, costs, damages, expenses and losses suffered or incurred by them as a result of any actions or inactions by Purchaser or any of its affiliates with respect to RMD Venezuela, including, without limitation, actions or inactions pursuant to the Power of Attorney or the Marketing Agreement between RMD Venezuela and the Purchaser (the "RMD Marketing Agreement") or any violation of the concession agreement between the Republic of Venezuela and RMD Venezuela caused by the Purchaser during the RMD Venezuela Option Period. From and after the Closing, each of the Shareholders shall jointly and severally indemnify and hold harmless the Purchaser and its directors, officers, partners, agents, employees and controlling persons from and against any and all claims, liabilities, costs, damages, expenses and losses suffered or incurred by Purchaser as a result of any actions or inactions (following a reasonable request by the Purchaser to make or execute a lawful filing with any Venezuelan governmental authority) by any of the Shareholders with respect to RMD Venezuela or any concession agreement between the Republic of Venezuela and RMD Venezuela by any of the Shareholders during the RMD Venezuela Option Period which prevents the exercise or consummation of the RMD Venezuela Option or the ability of RMD Venezuela to operate the Qualified Channels or of the Purchaser to obtain the benefits of the RMD Marketing Agreement.

          7. NEGOTIATIONS. From the Effective Date through [*] neither the Companies, the Shareholders nor the directors, officers, agents or advisors of any of them shall negotiate, or directly or indirectly solicit, or propose to enter into, or continue any negotiations, or enter into any agreements or understandings with any party other than the Purchaser which provide for or relate to the disposition of a substantial interest in the Companies, or the sale, transfer or other distribution of a substantial portion of the assets or shares of the Companies, including their licenses or the Channels, nor shall the Companies, the Shareholders or any such other person disclose to any other person the existence of this Agreement or the status thereof except as required to give effect to the provisions of this Agreement or as required by law, provided that if the Closing shall have taken place, the obligations under this section shall thereafter continue to be binding through the end of the RMD Venezuela Option Period.

          8. NO BROKERS. Except for the fees due TD Securities (USA) Inc. from the Shareholders, for which neither the Companies nor the Purchaser shall be liable, the Companies and the Shareholders represent and warrant that neither has agreed to pay nor has taken any

                                                CONFIDENTIAL TREATMENT REQUESTED

International Wireless Communications Holdings, Inc.
March 16, 1998
Page 10



action that will result in any other person or entity becoming entitled to receive any brokerage fee, finder's fee or other similar fee or commission with respect to the Acquisition.

          9. EXPENSES. The Shareholders, on the one hand, and the Purchaser on the other hand, will each bear their own fees and expenses, including, but not limited to, fees and disbursements of attorneys and financial or other advisors incurred in connection with the execution of this Agreement or the transactions contemplated hereby.

          10. GOVERNING LAW: JURISDICTION. The parties agree that the law of the State of New York shall govern in the interpretation of this Agreement and the Purchase Agreement. Any judicial proceeding brought against Purchaser or IWCH or any dispute arising out of this Agreement or any matter relating hereto may be brought in the United States District Court for the Southern District of New York (or in the courts of the State of New York if the party bringing the action has determined in good faith that jurisdiction may not be available in the federal courts), and by execution and delivery of this Agreement, each of parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

          11. TERMINATION. Notwithstanding anything to the contrary herein, upon the execution of the Purchase Agreement, this Agreement shall terminate and be of no further effect as of such date. In addition, this Agreement may be terminated after [*] by either party in the event the Closing shall not have occurred on or before such date, provided that the terminating party is not in breach hereof. Any termination of this Agreement shall not relieve any party from liability for breach of this Agreement; provided, however, that upon any termination of this Agreement except (i) as the direct result of a material breach of this Agreement by Purchaser, or (ii) by virtue of the execution of the Purchase Agreement, any and all amounts placed in escrow by Purchaser shall be released to Purchaser.

          12. EFFECTIVE DATE. This Agreement shall become effective upon the signature of IWCH (the "Effective Date"). If this Agreement is not signed by IWCH and returned to [*] within one (1) business day of its receipt by IWCH, it shall be void and of no further effect.

          13. COUNTERPARTS; FACSIMILE. This Agreement may be executed by counterparts and by facsimile transmission.

          14. CERTAIN REPRESENTATIONS. Each of Purchaser and the Shareholders hereby represent and warrant to the other that: (a) such party has the legal right, power and authority to enter into this Agreement and consummate the transactions contemplated hereby; and (b) this Agreement represents the legal, valid and binding agreement of such party, enforceable in accordance with its terms.

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                                                CONFIDENTIAL TREATMENT REQUESTED

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March 16, 1998
Page 11



          15.  MISCELLANEOUS.

               (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successor and legal representatives. This Agreement constitutes the entire agreement among the parties regarding the subject matter hereof. All prior or contemporaneous agreements, proposals, understandings and communications among the parties, whether oral or written are suspended by and merged into this Agreement. This Agreement may not be modified or amended except by a written instrument executed by all the parties hereto.

               (b) All notices, consents and other communications hereunder will be provided in writing and will be delivered personally, by a nationally recognized overnight delivery service, by United States registered or certified mail (return receipt requested) or by facsimile or similar method of communication, to the parties at the respective addresses set forth below (or such other address as may have been furnished by or on behalf of any party like notice).

If to Purchaser:    [*]

                    Attention:  President and General Counsel

If to the Shareholders:

                    International Wireless Communications Holdings, Inc. 400 South El Camino Real, Suite 1275
                    San Mateo, CA  94402
                    Fax:  650-685-2173
                    Attention:  Senior Vice President and General Counsel

Communications sent by facsimile will be deemed effectively served upon dispatch, transmission confirmed. Communications sent by United States registered or certified mail, postage prepaid, will be deemed effectively served five (5) calendar days after mailing. Communications sent by a nationally recognized overnight delivery service will be deemed effectively served, with confirmation of delivery, one (1) calendar day after delivery to such a service with all delivery fees prepaid.

               (c) The Shareholders acknowledge that (i) the Channels are unique properties, (ii) each of the agreements and obligations of the Shareholders hereunder are a material inducement to the Purchaser to enter into this agreement and to consummate the transactions contemplated herein, and
(iii) remedies at law would be inadequate and insufficient to compensate the Purchaser in the event of a breach of said obligations and agreements of the

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                                                CONFIDENTIAL TREATMENT REQUESTED

International Wireless Communications Holdings, Inc.
March 16, 1998
Page 12



Shareholders. Accordingly, the Shareholders agree that in the event of a breach or threatened breach of said obligations or agreements, the Purchaser shall be entitled to such injunctive and other equitable relief, including the relief of specific performance, in addition to other relief as is proper in the circumstances.

               (d) The parties agree at all times to act in good faith in performance of their respective obligations under this Agreement.

               (e) In the event of the disposition by the Purchaser to a nonaffiliated person of any of the Shares (including any shares received by the Purchaser upon the consummation of either or both of the Options), the Purchaser shall not be relieved of its obligations hereunder unless the new owner of such Shares agrees to assume all of such obligations.

                                                CONFIDENTIAL TREATMENT REQUESTED

International Wireless Communications Holdings, Inc.
March 16, 1998
Page 13



               (f) Purchaser and the Shareholders affirm, that with respect to the Companies, each of them and their respective affiliates shall comply in all material respects with, and shall not knowingly take any action that violates, applicable requirements of Venezuelan and United States law, including the United States Foreign Corrupt Practices Act.


                                   Very truly yours,

                                   [*]
                                   (on behalf of the Purchaser):

                                   By:
                                        ---------------------------------
                                   Name:
                                          -------------------------------
                                   Title:
                                           ------------------------------

AGREED TO AND ACCEPTED
   THIS ____ DAY OF ______, 1998;

INTERNATIONAL WIRELESS
   COMMUNICATIONS HOLDINGS, INC.
   (on behalf of itself and each of the Shareholders)


By:
     ------------------------
Name:
       ----------------------
Title:
        ---------------------